UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2010
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06. MATERIAL IMPAIRMENTS.
     In connection with its assessment of flood damage affecting its Nashville-area assets, Gaylord Entertainment Company (the “Company”) believes that it will incur non-cash impairment charges with respect to certain of its assets located at the Gaylord Opryland Resort and Nashville-area properties. The Company is currently unable to estimate the amount of the charges. The Company notes that assets that are restored will have a value higher than the pre-impairment value, attributable to the investment necessary to restore the assets. On June 2, 2010, the Company issued a press release providing an update on the impact of the flooding to its Nashville properties, and referencing the potential impairment. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 7.01. REGULATION FD DISCLOSURE.
     On June 2, 2010, the Company issued a press release providing an update on the impact to its Nashville-area properties of the previously announced historic flooding. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits
99.1	Press Release of Gaylord Entertainment Company dated June 2, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: June 3, 2010	By:	/s/ Carter R. Todd
	Name:	Carter R. Todd
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated June 2, 2010.